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                                                                    EXHIBIT 99.1


                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

                                                                                         SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                   JUNE 30,
                                       -----------------------------------------------   -----------------
                                        1992      1993      1994      1995      1996      1996      1997
                                       -------   -------   -------   -------   -------   -------   -------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue..............................  $12,574   $16,590   $23,866   $49,412   $83,817   $36,111   $61,374
Cost of revenue......................    2,987     3,707     4,837     8,920    18,207     7,451    13,147
                                       -------   -------   -------   -------   -------   -------   -------
  Gross profit.......................    9,587    12,883    19,029    40,492    65,610    28,660    48,227
Costs and expenses:
  Research and development...........    2,658     2,817     4,314     6,292    12,382     5,533     8,646
  Purchased research and
    development......................       --        --        --       648     1,000        --        --
  Marketing and selling..............    4,437     5,506     8,931    14,263    24,429    10,824    18,770
  General and administrative.........    1,672     2,208     3,368    10,375    13,403     6,061     7,609
  Merger expenses....................       --        --        --        --     6,100        --        --
                                       -------   -------   -------   -------   -------   -------   -------
         Total.......................    8,767    10,531    16,613    31,578    57,314    22,418    35,025
                                       -------   -------   -------   -------   -------   -------   -------
Income from operations...............      820     2,352     2,416     8,914     8,296     6,242    13,202
Interest income and other............      185        90       166     1,843     5,004     2,500     2,717
Gain on sale of marketable securities
  and other income (expense).........      253        73        99        62    10,872      (141)      197
                                       -------   -------   -------   -------   -------   -------   -------
Income before provision for income
  taxes, extraordinary item and
  cumulative effect of change in
  accounting.........................    1,258     2,515     2,681    10,819    24,172     8,601    16,116
Provision for income taxes(1)........      505       908     1,453     3,369    10,997     3,147     6,040
                                       -------   -------   -------   -------   -------   -------   -------
Income before extraordinary item and
  cumulative effect of change in
  accounting(1)......................      753     1,607     1,228     7,450    13,175     5,454    10,076
Extraordinary item...................      407        --        --        --        --        --        --
Cumulative effect of change in
  accounting(1)......................       --       564        --        --        --        --        --
                                       -------   -------   -------   -------   -------   -------   -------
Net income...........................  $ 1,160   $ 2,171   $ 1,228   $ 7,450   $13,175   $ 5,454   $10,076
                                       =======   =======   =======   =======   =======   =======   =======
Per share data(2):
  Income before cumulative effect of
    change in accounting.............            $  0.06   $  0.05   $  0.22   $  0.34   $  0.14   $  0.26
  Cumulative effect of change in
    accounting.......................               0.03        --        --        --        --        --
                                                 -------   -------   -------   -------   -------   -------
  Net income.........................            $  0.09   $  0.05   $  0.22   $  0.34   $  0.14   $  0.26
                                                 =======   =======   =======   =======   =======   =======
Weighted average number of common and
  common equivalent shares
  outstanding(2).....................             25,015    25,231    34,115    38,877    38,398    39,418
                                                 =======   =======   =======   =======   =======   =======

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
                                                               DECEMBER 31,                      JUNE 30,
                                             -------------------------------------------------   --------
                                              1992      1993      1994       1995       1996       1997
                                             -------   -------   -------   --------   --------   --------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities...............................  $ 3,894   $ 3,860   $27,828   $112,367   $106,495   $110,753
Working capital............................    4,791     6,070    29,007    104,349    109,202    119,658
Total assets...............................    9,109    11,511    37,691    128,659    145,975    157,068
Redeemable convertible preferred stock.....    9,016     8,527        --         --         --         --
Stockholders' equity (deficiency)..........   (2,796)   (2,001)   29,660    109,026    124,178    134,539

---------------

(1) Effective January 1, 1993, the Company adopted, prospectively, the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." See Note 6 of Notes to the Company's Consolidated Financial Statements included as Exhibit 99.3 to this Current Report on Form 8-K.

(2) Per share and share data for years prior to 1995 are presented on a pro forma basis. See Note 1 of Notes to the Company's Consolidated Financial Statements included as Exhibit 99.3 to this Current Report on Form 8-K.


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